UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 18, 2021

QURATE RETAIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A common stock	QRTEA	The Nasdaq Stock Market LLC
Series B common stock	QRTEB	The Nasdaq Stock Market LLC
8.0% Series A Cumulative Redeemable Preferred Stock	QRTEP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On May 18, 2021, Gregory Maffei, the Chairman of the Board and a director of Qurate Retail, Inc. (“Qurate Retail”), delivered to John C. Malone a written offer (the “Offer”) to acquire all of the outstanding shares of Series B common stock of Qurate Retail beneficially owned by Mr. Malone, his wife Leslie Malone and certain trusts for the benefit of Mr. Malone, Mrs. Malone and/or their children (the “Malone Group,” and such shares, the “Subject Shares”) at a per share price of $14.00 payable in cash, securities or such other form of consideration as to which Mr. Maffei and Mr. Malone may mutually agree. The Offer is conditioned upon, among other things, the approval by the Board of Directors of Qurate Retail of the transactions contemplated thereby for purposes of Section 203 of the General Corporation Law of the State of Delaware (the “Section 203 Approval”). In addition, the consummation of the acquisition of the Subject Shares is subject to the negotiation and execution of definitive agreements.

The transfer of the Subject Shares is subject to the terms of that certain call agreement, dated February 9, 1998 (the “Call Agreement”), among Qurate Retail, as successor-in-interest to the assignee of Tele-Communications, Inc., a Delaware corporation, Mr. Malone and Mrs. Malone, which provides Qurate Retail with the right (the “Call Right”) to acquire all, but not less than all, of the Subject Shares at a per share price equal to the lower of (x) the Offer price or (y) 110% of the average closing prices of a share of Series A common stock for the 30 consecutive trading days ending on May 17, 2021 (with the price calculated pursuant to clause (y) equal to $13.62 per share). Qurate Retail is not aware of any other agreements that the Malone Group may have which grant a call, repurchase or similar right with respect to its high vote shares of Liberty Media Corporation or Liberty Broadband Corporation.

On May 18, 2021, Mr. Malone provided written notice to Qurate Retail of his desire to accept the Offer, subject to Section 203 Approval, pursuant to the terms of the Call Agreement. Mr. Malone supports the long-term business strategy of Qurate Retail but desires to accept the Offer because it would provide flexibility for certain long-term estate and tax planning goals in light of potential changes in federal tax laws. However, in the event Qurate Retail determines to exercise the Call Right, Mr. Malone indicated a preference for the payment of the per share price in the form of shares of Series A common stock of Qurate Retail such that he would continue to hold a substantial investment in Qurate Retail.

Qurate Retail does not intend to disclose developments with respect to the foregoing unless and until any definitive agreement is reached, except as may be required by law.

The description of the Call Agreement is qualified in its entirety by reference to the Call Agreement incorporated by reference herein.

This Current Report on Form 8-K is being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the consummation of the transactions described above, the form of payment with respect to the Call Right and Mr. Malone’s investment in Qurate Retail. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the approval by the Board of Directors of the transactions described above and the negotiation and execution of definitive agreements. These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and Qurate Retail expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Qurate Retail’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Qurate Retail, including the most recent reports on Forms 10-K and 10-Q, for additional information about Qurate Retail and about the risks and uncertainties related to Qurate Retail’s business, which may affect the statements made in this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2021

QURATE RETAIL, INC.

	By:	/s/ Renee L. Wilm
		Name:	Renee L. Wilm
		Title:	Chief Legal Officer and Chief Administrative Officer